FIRST AMENDMENT TO LOAN AGREEMENT DATED JANUARY 3. 1984

         THIS First Amendment to Loan Agreement dated January 3, 1984 ("First Amendment") between HOLT HAULING AND WAREHOUSING SYSTEM, INC. ("Holt") and THE CITY OF GLOUCESTER CITY, NEW JERSEY ("City") is made this 31st day of March, 1991.

         WHEREAS, Holt and the City entered into a Loan Agreement dated January 3, 1984 (the "Loan Agreement") which provided that City lend to Holt the sum of Three Million Five Hundred Ninety-Five Thousand, Five Hundred Thirty-Three ($3,595,533.00) Dollars (the "Loan") for the partial financing of the construction of a marginal dock facility and the acquisition and installation of two (2) rail supported container cranes ("Kochs Cranes"); and

         WHEREAS, as evidence of its indebtedness to the City, Holt delivered a Promissory Note dated March 15, 1984 for the sum of Three Million Three Hundred Forty-Five Thousand, Five Hundred Thirty-Three ($3,345,533.00) Dollars and a Promissory Note dated April 18, 1984 for the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars (collectively the "Notes"); and

         WHEREAS, the principal sum of the Loan as evidenced by the Notes attributable to the partial financing of the acquisition and installation of the Kochs Cranes is Eight Hundred Ninety-Three Thousand Four Hundred Twenty ($893,420.00) Dollars; and

         WHEREAS, the repayment terms of the Loan Agreement provide that principal repayment is to commence at the beginning of year five (5) and is to be made in monthly installments in accordance with a twenty-five (25) year amortization schedule, with a balloon payment of the outstanding principal balance, together with all interest and accrued interest at the end of year twelve (12) (i.e. April 30, 1997); and

         WHEREAS, the Loan Agreement provides that interest on the Loan from years five (5) through twelve (12) shall be computed at seven (7%) percent; and

         WHEREAS, Holt's current monthly repayments to the City for the Loan as computed under the Loan Agreement are Twenty-Nine Thousand Two Hundred Twenty-Four ($29,224.00) Dollars; and

         WHEREAS, as a condition to the Loan being made to Holt, Oregon Avenue Enterprises, Inc. ("OAE") executed a Surety Agreement on March 15, 1984 and a Supplemental Surety Agreement on April 18, 1984 (collectively the "Sureties") in favor of the City, whereby OAE unconditionally guaranteed repayment of Holt's Loan to the City; and

         WHEREAS, OAE delivered to the City as security for the prompt repayment of OAE's obligations under the Sureties, a Security Agreement dated March 15, 1984 and recorded in Mortgage Book 2785 at page 562 and a Supplemental Security Agreement dated April 18, 1984 and recorded in Mortgage Book 2793 at page 940, (collectively the "Security Agreements") granting to the City a security interest in OAE's two (2) Kochs Cranes; and

         WHEREAS, Holt has requested the City to release its lien on the Kochs Cranes as created under the Security Agreements and to relinquish any and all rights the City has or may have in the Kochs Cranes.

         WHEREAS, it is the express intention of Holt to relocate the Kochs Cranes and its container business from Gloucester City to Packer Avenue Terminal, Philadelphia, Pennsylvania; and

         WHEREAS, the City is concerned that its release of lien, and subsequent removal of the Kochs Cranes, will lead to Holt's cessation of business activities other than its container business within the City of Gloucester City and that such cessation of business activities other than its container business will cause serious and substantial detriment to the City;

         NOW, THEREFORE, in consideration of the mutual terms, covenants, provisions and conditions herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The City hereby releases its lien on the Kochs Cranes as created under the Security Agreements and any and all other documents executed in conjunction with the Loan Agreement or which may have been created in any other manner whatsoever.

         2. The City hereby relinquishes any and all rights and interests it has or may have in the Kochs Cranes arising out of the Loan Agreement and the transactions effected thereunder, and which have been or may be created in law or in equity.

         3. For purposes of the repayment terms of the Notes, the principal balance of the Loan is hereby recalculated by a reduction of Eight Hundred Ninety-Three Thousand Four Hundred Twenty ($893,420.00) Dollars, and the new principal (including interest accrued to date) of the Notes, due by Holt to the City as of March 31, 1991 is Three Million Three Hundred Twenty Thousand Seven Hundred Ninety-Nine ($3,320,799.00) Dollars.

         4. The Notes shall be marked "cancelled" and returned to Holt in exchange for the delivery by Holt of two (2) new Promissory Notes in the respective amounts of $3,320,799.00 and $893,420.00.

         5. Holt shall execute a Promissory Note whereby Holt promises to pay the sum of Eight Hundred Ninety-Three Thousand Four Hundred Twenty ($893,420.00) Dollars, without interest, to the City in twenty-two (22) equal monthly installments commencing March 31, 1991.

         6. Holt shall execute a Promissory Note whereby Holt promises to pay the sum of Three Million Three Hundred Twenty Thousand Seven Hundred Ninety-Nine ($3,320,799.00) Dollars in monthly installments of Twenty-Three Thousand Nine Hundred Fifty-Three Dollars and Twenty Six ($23,953.26) Cents commencing March 31, 1991, with a final balloon payment on April 30, 1997 of Two Million Nine Hundred Twenty-One Thousand Eight Hundred Forty-Six ($2,921,846.00) Dollars.

         7. Holt shall make a presentation to the Mayor and Council, to its satisfaction, with regard to future business operations of Holt at its Gloucester City location.

         8. Holt shall execute an Agreement that a cessation of business activities, as defined in the Agreement, in Gloucester City constitutes a default under the Loan Agreement dated January 3, 1984 (UDAG I) between the parties, as amended March 31, 1991 and the Loan Agreement dated August 3, 1984 (UDAG II) between the parties, as amended March 31, 1991.

         9. The City shall deliver to Holt a properly executed Form UCC-3, a Satisfaction of Security Agreement, and any and all other documents which may be necessary of record which shall serve as evidence that the City has relinquished any and all of its rights and interest in the Kochs Cranes and which may be further necessary to give effect to the reduction of the principal of the Loan.

         10. Except as otherwise stated herein, all other terms and conditions of the Loan Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment the day and year first above written.

                                      HOLT HAULING AND WAREHOUSING SYSTEM, INC.

                                      BY: /s/    Bernard Gelman
                                          ------------------------------------
                                                BERNARD GELMAN, Vice President


ATTEST:

/s/ John Evans
-----------------------------------
    John Evans, Secretary

  (Corporate Seal)

                                       CITY OF GLOUCESTER CITY


                                       BY: /s/   Walter W. Jost
                                           -----------------------------------
                                                 WALTER W. JOST, MAYOR

ATTEST:

/s/ Mary A. Moran
-----------------------------------
        (Municipal Seal)
application and sources of funds:

      USE OF FUNDS                            SOURCE OF FUNDS              TOTAL
    Line Item Activity                   ------------------------          COSTS
    ------------------                     UDAG          Private           -----
                                           Funds          Funds
                                         ---------      ---------
a. Dredging planting and
other mitigation activities
for wetland park in
Pennsauken Township.                                      956,000        956,000

b. Completion of marginal
dock facility.                           2,000,000      4,114,900      6,114,900

c. Replace roof at building
#8.                                                       140,000        140,000

d. Transit shed expansion
at Pier #8.                                               744,000        744,000

e. Engineering Fees.                                      100,000        100,000

f. Legal Fees.                                             24,000         24,000

g. Construction Period
Interest.                                                 615,700        615,700

h. Real Estate Taxes.                                       2,400          2,400

i. Equipment not counted in
leverage ratio.                                           458,000        458,000
                                        ----------     ----------     ----------
j. TOTAL PROJECT COST                   $2,000,000     $7,155,000     $9,155,000

     Sources of Funds (Private)

          1. Bankers* shall make a mortgage loan to the Borrower of Five Million Five Hundred Thousand Dollars ($5,500,000.00) for development of the marginal pier facility.

          2. AEL or equivalent shall make a loan to the Borrower of Three Hundred Fifty-five Thousand Dollars ($355,000.00) for the capital equipment as previously mentioned.


          3. The Borrower shall expend not less than One

*also referred to herein as Private Mortgage Lender and/or Underwriters.

          Million Three Hundred Thousand Dollars ($1,300,000.00) in cash equity for offsite wetland park improvements in Pennsauken Township, development of marginal pier facility, building construction improvements, capital equipment, construction interest and taxes and any professional fees related to this project.

TOTAL                                                            $7,155,000.00

         Thus, there is a financing gap of Two Million Dollars ($2,000,000.00) to be filled by this Loan Agreement. The source of funds for this is a Grant Agreement executed between the HUD and the City of Gloucester City, New Jersey as identified above. The terms of the Loan Agreement is based upon that Grant Agreement. These terms specify that the Borrower provide to the Lender sufficient documented evidence with respect to the following items:

         PRECONDITIONS

               (a) All governmental approvals and permits, including but not limited to the following:

                    1. U.S. Corps of Engineers approvals and permits for
               dredging, silting and other work within the navigable water involved.

                    2. All environmental clearances and approvals necessary to accomplish the proposed Project.

                    3. All approvals and permits necessary for the establishment of a wetland
               recreational parkland.

                    4. Any and all other clearances, approvals and permits
               issued by the proper Federal, State, County or municipal entities necessary to initiate construction and completion of the proposed Project.

               (b) Title (leasehold or fee simple as appropriate) to all land necessary for the Project, shall be held by the Borrower. These documents shall be accompanied by a legal opinion of counsel to the Borrower certifying that on a specified date, either an original ALTA policy of land or mortgage title insurance, or other records identified in the opinion, were examined by Borrower's counsel; and that said policy or other records identify the Borrower, or a wholly-owned subsidiary of the Borrower, as the owner or lessee of record, in fee simple or leasehold of said property. The opinion shall further state that on the date specified by Borrower's counsel, the record fee simple or leasehold title to said real property was vested, in the Borrower, or such subsidiary thereof.

               (c) Loan from AEL, or equivalent, to the Borrower, or Borrower's wholly owned subsidiary, for Three Hundred Fifty-five Thousand Dollars ($355,000.00) for financing, in part, the purchase of twelve (12) forklift trucks and one bulldozer. This loan contract is accompanied by opinion of Borrower's legal counsel that same is legally valid and enforceable under the laws of the State of New Jersey, and that all persons executing these documents on behalf of the Borrower were authorized to do so.

               (d) Loan from Bankers to the Borrower for Five Million Five Hundred Thousand Dollars ($5,500,000.00) for development of the marginal pier facility. This loan contract is accompanied by opinion of Borrower's legal counsel that same is legally valid and enforceable under the laws of the State of New Jersey, and that all persons executing these documents on behalf of the Borrower were authorized to do so.

               (e) Borrower shall provide not less than One Million Three Hundred Thousand Dollars ($1,300,000.00) in equity funds for the aforementioned Project activities. Evidence of Borrower's equity contribution shall be on the letterhead of the Borrower or the lending institution identifying the amount of liquid assets on hand or immediately available and applicable to the project or which have been expended by Borrower (for acquisition and construction activities only, this must have been expended subsequent to HUD's preliminary approval of the UDAG) in furtherance of project activities identified above. The document shall be executed by an authorized officer of the Borrower or the lending institution, and shall have attached an opinion of the Borrower's legal counsel that the document is properly authorized and reflects an accurate appraisal of the equity funds, on hand, immediately available, irrevocably committed or which have been expended by Borrower (and where applicable, subsequent to HUD's preliminary approval of the UDAG) in furtherance of project activities identified above.

         All of the above evidentiary materials (a) through (e) must be provided to the Lender on or before August 3, 1984.

LOAN TERMS

         1. Borrower is obliged to carry out the privately financed project activities identified above at a cost of not less than Seven Million one Hundred Fifty-five Thousand Dollars ($7,155,000.00).

         2. Lender shall loan Two Million Dollars ($2,000,000.00) to Borrower for the partial financing of the construction of a marginal dock facility as extended by approximately 6.53 acres from the UDAG Phase 1 facility. The terms and conditions of the loan shall be consistent with the following:

         I. UDAG Interim Loan:

               (a) Principal: The principal amount of the Interim Loan shall be no more than Two Million Dollars ($2,000,000.00).

               (b) Interest: The interest rate shall be six percent (6%) per annum. Interest shall be forgiven during the term of the Interim Loan.

               (c) Disbursement/Ratio: Loan disbursements shall be based on vouchers submitted by Borrower, verified by Lender, and certified by the architect, construction manager, or other certifying official as shall be acceptable to Lender. All submissions by contractors of monthly requisitions shall be on AIA forms 702 and 703 or their equivalent.

         No loans shall be disbursed until Borrower has first expended not less than One Million Three Hundred Thousand Dollars ($1,300,000.00) of private funds for the Project.

         After Borrower has expended equity funds in the amount of One Million Three Hundred Thousand Dollars ($1,300,000.00), UDAG funds may be disbursed for Project activities in a ratio of not more than One Dollar ($1.00) of UDAG funds to Three Dollars Fifty Cents ($3.50) of countable private funds; thus, for every Four Dollars Fifty Cents ($4.50) of funds expended on the Project (after any required equity contribution) not more than One Dollar ($1.00) will be UDAG funds and not less than Three Dollars Fifty Cents ($3.50) will be countable private funds.

         II. UDAG Permanent Loan:

               (a) Term: Term of the UDAG Permanent Loan shall be eleven and one half (11 1/2) years commencing upon completion of construction, but in no event later than April 30, 1985.

               (b) Principal: The principal of the UDAG Permanent Loan shall be the amount disbursed under the UDAG Interim Loan.

               (c) Interest: The interest rate shall be six percent (6%) per annum during years one (1) through two and one half (2 1/2); and seven and one half percent (7 1/2%) per annum during the remaining years of the UDAG Permanent Loan Term.

               (d) Repayment: Interest payments shall be deferred and accrued for thirty (30) months and shall be added to the principal balance of the UDAG Permanent Loan to form a new enlarged. principal balance. Thereafter repayment of principal and interest shall be made in quarterly installments in accordance with a 22.5 year amortization schedule during the Term of the UDAG Permanent Loan, with a balloon payment sufficient to pay off the entire outstanding indebtedness at maturity of the UDAG Permanent Loan.

  REQUIRED ADDITIONAL PROVISIONS APPLICABLE TO UDAG INTERIM AND PERMANENT LOANS:

          III. Security: The UDAG Loan shall be secured by a deed of trust or mortgage in favor of Lender upon all land, buildings, fixtures, equipment and other assets of the Borrower comprising the Project, as defined by this Loan Agreement and UDAG Grant Agreement #B-82-AB-34-0223. The security position of the Lender may be subordinated to the Private Mortgage Lender's loan or Underwriter's bond purchase and the security interests of AEL's or equivalent's loan in an aggregate amount not to exceed Five Million Eight Hundred Fifty-five Thousand Dollars ($5,855,000.00).

         The deed of trust or mortgage shall also contain standard provisions to protect the interest of the second mortgagee, including, for example, a provision that a default under the first mortgage which could permit a foreclosure by the first mortgagee shall constitute a default under the second mortgage and the unpaid principal balance and interest of the UDAG Loan shall become immediately due and payable.

         To the extent permitted by law, all of the personal property described in the mortgage shall be deemed to be fixtures and part of the real property. As to any part of such personal property not deemed or permitted by law to be fixtures, the mortgage shall constitute a security agreement under the Uniform Commercial Code.

         IV. Sale/Refinancing: The entire balance of the outstanding principal of the UDAG loan and all accrued unpaid interest thereon, shall become immediately due and payable upon the bankruptcy, reorganization, syndication, dissolution or liquidation of the Borrower, or upon the sale, partial sale, refinancing, exchange, transfer, sale under foreclosure, or other disposition of the Project Site, improvements and/or capital equipment situated thereon, except for a one time refinancing of the Private Mortgage Lender's outstanding loan balance any time during the first year following completion of construction for this Project. Thus the security position of the Lender will be subordinated to a security position of the Private Mortgage Lender of such refinancing for the full amount thereof, provided that the total amount of the refinancing shall not be greater than the sum of (a) Five Million Five Hundred Thousand
Dollars ($5,500,000.00) (of the Private Mortgage Lender's funds for this Project), (b)

Two Million Five Hundred Thousand Dollars ($2,500,000.00) of the Mortgage Lender's funds in the Project identified in the UDAG Grant Agreement #B-82-AB-34-0223, and (c) Seven Million Seven Hundred Thirty-eight Thousand Nine Hundred Eighty Nine Dollars ($7,738,989.00) which represents the outstanding balance on non-UDAG mortgage financing to the mortgage lender, National Acceptance Company. This provision supercedes Paragraph 2 (II) E (on page 12) of the existing Loan Agreement on the first phase of this project (refer to Grant Number B-84-AB-34-0223) except that the permission for one time refinancing of the Equipment Lender's (Kocks Crane of Bremen, West Germany) outstanding loan balance is still effective any time during five (5) years following completion of construction for this first phase UDAG Project.

          (aa) Prepayment: Prepayment may occur at any time without penalty.

          (bb) Guarantee: Guarantor shall unconditionally and irrevocably guarantee repayment of the Interim/Permanent Loan and completion of the Project within the time frame set forth in (3) below. The Guarantor shall be Thomas J. Holt, President of the Borrower. The Guarantor shall also irrevocably and unconditionally guarantee the repayment of the UDAG Interim/Permanent Loan, identified in the first phase of this project and by UDAG Grant Agreement #B-82-AB-34-0223.

         3. The timeframe to be conformed to by the Borrower for the beginning and completion of project activities is as follows:

          Activity                  Commencement Date          Completion Date
          --------                  -----------------          ---------------

   a. Dredging, planting
   and other mitigation
   activities for Wetland
   Park.                             October 1, 1984            April 30, 1985

   b. Completion of con-
   struction of marginal
   dock facility                     October 1, 1984            April 30, 1985

   c. Replace roof on
   Building #8 and expand
   transient shed                    October 1, 1984            April 30, 1985

   d. Purchase of cargo
   handling equipment                October 1, 1984            April 30, 1985

         In the event Borrower cannot complete any activity by this timetable, then Borrower must notify the Lender in writing at least ten (10) days prior to a deadline and request an extension for a specific date and state its reasons.

         4. The Borrower shall provide Lender documented evidence in the form of employment or payroll records as certified by an authorized officer of the Borrower as to conformance with the following employment goals as set for the project:

          (a) Total permanent jobs generated by the project (i.e. additions to Borrower's work force): 178

          (b) Total permanent jobs filled by persons of low/moderate income as defined under Section 570.3 of 24 C.F.R., Part 570 as may be from time to time amended: 176

          (c) Total permanent jobs filled by "CETA-Eligible" persons (i.e. "chronically unemployed") 3

          (d) Total permanent jobs filled by minority persons: 75

         The above job goals shall be met within thirty (30) months from May 4, 1984, or by November 3, 1986. The Borrower agrees to use its best efforts to create or cause to be created within this time period those jobs identified above.

         5. Borrower will include in all contracts relating to any and all construction activities financed in part or in whole by the UDAG Loan language relating to Federally required general bid conditions. Borrower will cooperate with Lender's on-site inspection and review of contractors records to insure compliance with these conditions. Particular attention is addressed to Federal requirements on the payment of prevailing wages for all construction labor, which wages must be paid for all construction activities comprising this Project.

         6. Borrower and Lender will individually comply with the relevant provisions set forth in Exhibit A as they pertain to:

            (a) Program Income as applied to costs and for its use for Title I eligible activities;

            (b) Maintaining Records and right to inspect;

            (c) Access to Project by HUD;

            (d) No Assignment of Succession;

            (e) HUD Approval of Loan Agreement Amendments;

            (f) Disclaimer of Relationship and Conflict of Interest;

            (g) Limitation of Lender's Liability; and

            (h) Sign Display at Project Site.

         7. Borrower hereby agrees that the happening or occurrence of any of the following will constitute, at the sole option of Lender, a default hereunder:

            (a) Failure by Borrower to make any payment of principal and interest within thirty (30) days after due date hereunder:

            (b) Failure by Borrower to perform any covenant or warranty hereunder within thirty (30) days after receipt of written notice from Lender to perform or carry out the same.

         8. Borrower hereby covenants, warrants and represents as follows:

            (a) That all financial statements, profit and loss statements, statements as to ownership, and other statements given to Lender are true and correct and that Borrower has full and complete title to any and all property which may be pledged or in which a security interest may be created by this Loan;

            (b) That Borrower will inform Lender of any litigation involving Borrower, the adverse determination of which might substantially prejudice payment of the Loan;

            (c) That Borrower will maintain adequate fire, theft, general and public liability insurance and will deliver upon Lender's request, copies of said policies evidencing such insurance.

            (d) That Borrower has full corporate authority from its respective shareholders and directors to enter into this Loan Agreement;

            (e) That the proceeds of the Loan will be used only in connection with the Project.

            (f) That Borrower will participate in Lender's "job bank" program and that both parties agree to the following obligations:

                (i) Borrower acknowledges and reaffirms unconditionally Borrower's obligation and commitment to generate six (6) additional permanent full-time non-union jobs as set forth in the UDAG application. Borrower understands, covenants and agrees that the Lender (City of Gloucester) will be given the first opportunity to fill these additional employment positions with the Borrowerr through the Job Bank Program established by the Lender.

                (ii) Borrower, in implementing its commitment to generate such employment positions, shall contact the Job Bank representative of the Lender with a written notification of the position available together with all pertinent data relating to the employment. Such notification will be sent directly to the Gloucester City Community Development Office, Attention:
Community Development Program Administrator.

                (iii) Thereafter, the Lender shall have a fourteen (14) day period of time within which to provide candidate(s) who are qualified and eligible for such employment:

                (iv) In the event the Lender fails to provide such candidate(s) or that candidate proves to be unsuited to the positions available, the Borrower shall at that time be free to make its own decision respecting the placement of the additional employee(s).

         9. The provisions of paragraph 7 and 8 notwithstanding, Borrower will have thirty (30) days from receipt of written notice of default or breach, under this agreement, to cure such default or breach.

         10. No provisions of this Loan Agreement can be deemed to have been waived by Lender, except if in writting duly executed by Lender.

         11. This is the entire agreement between the parties, and there is no outside condition, warrant, agreement or understanding.

         12. This Agreement shall reference the Grant Agreement which shall control in all instances where this Agreement is silent.

         13. Severability - If any provision of this Agreement, or the application of such provision of any persons or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed this Loan Agreement, the day and year first above written.

                                            HOLT HAULING AND WAREHOUSING
                                            SYSTEM, INC.

                                            By: /s/ Bernard Gelman
                                                -------------------------------


CORPORATE SEAL                              ATTEST: John A. Evans
                                                   ----------------------------


                                            CITY OF GLOUCESTER, NEW JERSEY

                                            By: /s/ Robert
                                                -------------------------------

                                            ATTEST: /s/ Thomas
                                                    ---------------------------


MUNICIPAL SEAL

                                   Exhibit A

                          Obligations of Both Parties

Program Income Applied to Costs:

         (a) All Program Income received by the Lender prior to the completion of all UDAG Activities, shall be transmitted to the Borrower for payment of costs incurred to complete UDAG activities; in effect, this would reduce the UDAG funds received by the Lender from HUD but would not diminish the UDAG loan amount by the Borrower.

Program Income Use of "Eligible Activities":

         (b) All Program Income received by the Lender after the completion of all UDAG Activities shall, at the option of the Lender, either be transmitted to the Borrower with Lender approval, for community and economic development activities which would be eligible for assistance under Title I of the Federal Housing and Community Development Act, unless otherwise provided in the close-out agreement between Lender and HUD.

Maintaining Records and Right to Inspect:

         (c) Each Participating Party shall keep and maintain books, records and other documents relating directly to the receipt and disbursement of such grant funds; and any duly authorized representative of the Secretary of HUD, or Comptroller General of the United States shall, at all reasonable times, have access to and the right to inspect, copy, audit and examine all such books, records and other documents of such Participating Party until the completion of all closeout procedures respecting this grant and the final settlement and conclusion of all issues arising out of this grant.

         (d) Each Participating Party agrees that any duly authorized representative of the Secretary of HUD shall, at all reasonable times, have access to any portion of the Project in which such Participating Party is involved until the completion of all close-out procedures respecting this grant.

No Assignment of Succession:

         (e) No transfer of grant funds by the Lender to the Borrower shall be or be deemed an assignment of grant funds, and that the Borrower shall neither succeed to any rights, benefits or advantages of the Lender under the UDAG Grant Agreement, nor attain any rights, privileges, authorities or interests in or under the Grant Agreement.

HUD Approvalof Amendments:

         (f) During the term of the Lender's Grant Agreement this Loan Agreement or other relevant contracts shall not be amended in any material respect without the prior written approval of the Secretary of HUD. "Material" shall be defined as anything which cancels or reduces any developmental, construction, job creating, or financial obligation of any Participating Party by more than ten percent (10%), changes the sites or character of any development activity, or increases any time for performance by a party by more than thirty (30) days.

Disclaimer of Relationship:

         (g) Nothing contained in the Lender's Grant Agreement, or in the contract between these parties, nor any act of the Secretary of HUD, the Lender, or any of the parties, shall be deemed or construed by any of the parties, or by the third persons, to create any relationship of third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of any association or relationship involving the Secretary.

Conflict of Interest:

         (h) Except for approved eligible administrative and personnel costs, no member, officer, or employee of the Lender, or its designees, or agents, no consultant, no member of the governing body of the Lender or the locality in which the program is situated and no other public official of the Lender or such locality or localities, who exercises or has exercised any functions or responsibilities with respect to the Project during his or her tenure, or who is in a position to participate in a decision making process or gain insider information with regard to the project, shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the Project or in any activity, or benefit therefrom, which is part of the Project at any time during or after such person's tenure. Rules governing the behavior of both parties shall be consistent with 24 CFR Sec. 570.611. This provision shall be in addition to the requirements in Attachments O of OMB Circular A-102 and A-110.

         (However, upon written request of the Lender, the Secretary of HUD may agree in writing to waive a conflict otherwise prohibited by this provision whenever there has been full public disclosure of the conflict of interest, and the Secretary of HUD determines that undue hardship will result


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either to the Lender or the person affected by applying the prohibition and that the granting of a waiver is in the public interest. No such request for a waiver shall be made by Lender which would, in any way, permit a violation of State or local law or any charter provision of the Lender).

Limitation of Lender's Liability:

         (i) The Lender shall not be liable to any Participating Party, or to any party except HUD, for completion of, or the failure to complete, any activities which are a part of the Project, except those specified below:

         1. Lender shall lend to Borrower Grant Funds in an amount not to exceed Two Million Dollars ($2,000,000.00) to partially finance projects costs.

         2. Lender shall be responsible for administering the Project a UDAG cost not to exceed Twenty Thousand Dollars ($20,000.00).

         3. Lender may reimburse itself and the Borrower for actual administrative cost incurred in preparation of the application pursuant to 24 CFR 570 in an amount not to exceed Twenty-six Thousand Dollars ($26,000.00).

Sign Display:

         (j) Borrower will produce and display a sign on the project site as per the specifications of the Lender for the duration of the project. The costs of such sign may be payable from the UDAG loan.


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